UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2004

COMMISSION FILE NUMBER 1-9533

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-2459427
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400
Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by World Fuel Services Corporation dated August 5, 2004.

Item 12. Results of Operations and Financial Condition

World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and financing of aviation and marine fuel products and related services, today reported results for the second quarter ended June 30, 2004. Net income rose 26 percent to $6.9 million, or $0.58 per diluted share, as compared to $5.4 million, or $0.49 per diluted share, for the same quarter in the prior year. For the six months ended June 30, 2004, the Company reported earnings of $12.8 million, or $1.10 per diluted share, as compared to $10.7 million, or $0.97 per diluted share, for the same period a year ago. These financial results include the results of Tramp Oil Group, which was acquired on April 2, 2004.

“We are very pleased with our results, and remain on track for a good year” said Paul Stebbins, Chairman and Chief Executive Officer.

See exhibit 99.1 for the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 6, 2004	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer

/s/ Francis X. Shea
Francis X. Shea
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)